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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Beauty.com, Inc. Stock Plan of our report dated January 29, 1999, except for Note 7 as to which the date is July 16, 1999, with respect to the consolidated financial statements of drugstore.com, inc. as of December 31, 1998 and for the period from April 2, 1998 (inception) to December 31, 1998, included in the Registration Statement (Form S-1) of drugstore.com, inc. filed on July 28, 1999, with the Securities and Exchange Commission.


Seattle, Washington
February 7, 2000                            Ernst & Young LLP